                                                                   Exhibit 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2003 relating to the combined financial statements of Piper Jaffray Companies as of December 31, 2002 and 2001 and each of the three years in the period ended December 31, 2002, which appears in Amendment No. 6 to Piper Jaffray Companies' Registration Statement on Form 10 as filed with the Securities and Exchange Commission on December 19, 2003.


/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 30, 2003